UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 20, 2006

(Date of earliest event reported)

UAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6033	36-2675207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 East Algonquin Road, Elk Grove Township, Illinois 60007

(Address of principal executive offices)

(847) 700-4000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03. Bankruptcy or Receivership.

On December 9, 2002 (the “Petition Date”), UAL Corporation (the “Company”), United Air Lines, Inc. and 26 other direct and indirect wholly-owned subsidiaries (collectively the “Debtors,” and each individually as a “Debtor”) filed voluntary petitions to reorganize their businesses under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the “Bankruptcy Court”). The Bankruptcy Court is jointly administering these cases as “In re UAL Corporation, et al., Case No. 02-B-48191.” Since the Petition Date, the Debtors have continued to operate their businesses and manage their properties as debtors in possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code. On December 13, 2002, as required by the Bankruptcy Code, the United States Trustee for the Northern District of Illinois appointed an official committee of unsecured creditors.

On September 7, 2005, the Company filed the Debtors’ Joint Plan of Reorganization and a related Disclosure Statement. On October 20, 2005, the Company filed the Debtors’ First Amended Joint Plan of Reorganization (the “First Amended Plan”) and a related First Amended Disclosure Statement (the “First Amended Disclosure Statement”). On October 21, 2005, the Bankruptcy Court approved the adequacy of information in the First Amended Disclosure Statement and authorized the Debtors to send the First Amended Disclosure Statement, the First Amended Plan and ballots to creditors entitled to vote on the First Amended Plan. On January 19, 2006, the Company filed the Debtors’ Second Amended Joint Plan of Reorganization (the “Plan of Reorganization” or the “Plan”).

On January 20, 2006, the Bankruptcy Court entered an order (Docket No. 14813) (the “Confirmation Order”) approving and confirming the Plan of Reorganization. Capitalized terms used but not defined herein will have the respective meanings ascribed to such terms in the Plan of Reorganization. The effective date of the Plan of Reorganization is anticipated to be on or about February 1, 2006 (the “Effective Date”). A copy of the Plan of Reorganization as confirmed by the Bankruptcy Court and a copy of the Confirmation Order are attached as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The following is a summary of the material terms of the Plan of Reorganization. This summary highlights only certain provisions of the Plan and is not a complete description of that document. Therefore, this summary is qualified in its entirety by reference to the full text of the Plan of Reorganization.

A.  Plan of Reorganization

The Plan of Reorganization permits the Debtors to continue their businesses as a going concern. The purpose of the Plan of Reorganization is to provide the Debtors with a capital structure that can be supported by cash flows from operations and a solid foundation on which the Company can compete. The Plan contemplates substantive consolidation of the Estates of all of the Debtors other than UAL for all purposes related to the Plan, including, without limitation, for purposes of voting, confirmation, and distribution.

If the Plan is consummated, on the Effective Date or as soon as reasonably practicable thereafter, the Debtors will make distributions in respect of certain Classes of Claims and Interests as provided in the Plan.

B.  Treatment of Claims and Interests

The Plan divides all Claims and Interests against each Debtor into various Classes. As the Plan was approved to allow for substantive consolidation of all Debtors other than UAL, the United Debtor Classes were consolidated as set forth below. The following tables summarize the Classes of Claims and Interests under the Plan of Reorganization, as consolidated, the treatment of such Classes and the projected recovery under the Plan, if any, for such Classes, including an assumed reorganization value of the New UAL Common Stock equal to approximately $15 per share). The chart is not a complete description of any Class of Claims or Interests. For a more detailed discussion of the treatment of Claims and Interests against each of the Debtors, see Article IV of the Plan of Reorganization.

Claims against all of the Debtors:

Claim	Plan Treatment	Projected Recovery Under the Plan
Administrative Claims	Paid in full	100.0%

Priority Tax Claims	Paid in full in cash; paid in cash on a deferred quarterly basis over a period not exceeding six years after the date of assessment of such Priority Tax Claim; or paid on such other amount and terms as agreed by the Debtor and the Holder	100.0%

UAL Corporation:  Summary of Classification and Treatment of Claims and Interests

Class	Claim	Plan Treatment of Class	Projected Recovery Under the Plan
1A	DIP Facility Claims	Paid in full	100.0%

1B-1	Secured Aircraft Claims	Reinstated; such treatment as to which UAL or Reorganized UAL and the Secured Aircraft Creditor will have agreed in writing; return of collateral; or treatment otherwise rendering such Secured Aircraft Claim Unimpaired	100.0%

1B-2	Other Secured Claims	Reinstated; paid in full in Cash; return of collateral; or treatment otherwise rendering such Other Secured Claim Unimpaired	100.0%

1C	Other Priority Claims	Paid in full	100.0%

1D	Unsecured Convenience Class Claims	Pro rata share of the Unsecured Convenience Class Distribution	4-8%

1E-1	Unsecured Retained Aircraft Claims	Pro rata share of the Unsecured Distribution	4-8%

1E-2	Unsecured Rejected Aircraft Claims	Pro rata share of the Unsecured Distribution	4-8%

1E-3	Other Unsecured Claims	Pro rata share of the Unsecured Distribution	4-8%

1F	TOPrS Claims	Not entitled to receive any distribution or retain any property under the Plan	0%

1G	Preferred Stock Interests	Not entitled to receive any distribution or retain any property under the Plan	0%

1H	Common Stock Interests	Not entitled to receive any distribution or retain any property under the Plan	0%

1I	Subordinated Securities Claims	Not entitled to receive any distribution or retain any property under the Plan	0%

United Air Lines, Inc.:  Summary of Classification and Treatment of Claims and Interests

Class	Claim	Plan Treatment of Class	Projected Recovery Under the Plan
2A	DIP Facility Claims	Paid in full	100.0%

2B-1	Secured Aircraft Claims	Reinstated; such treatment as to which United or Reorganized United and the Secured Aircraft Creditor will have agreed in writing; return of collateral; or treatment otherwise rendering such Secured Aircraft Claim Unimpaired	100.0%

2B-2	Other Secured Claims	Reinstated; paid in full in Cash; return of collateral; or treatment otherwise rendering such Other Secured Claim Unimpaired	100.0%

2C	Other Priority Claims	Paid in full	100.0%

2D-1	Unsecured Convenience Class Claims	Pro rata share of the Unsecured Convenience Class Distribution	4-8%

2D-2	Unsecured Retiree Convenience Class Claims	Pro rata share of the Unsecured Retiree Convenience Class Distribution	4-8%

2E-1	Unsecured Retained Aircraft Claims	Pro rata share of the Unsecured Distribution	4-8%

2E-2	Unsecured Rejected Aircraft Claims	Pro rata share of the Unsecured Distribution	4-8%

2E-3	Unsecured PBGC Claims	New UAL PBGC Securities and pro rata share of the Unsecured Distribution	Value of securities plus 4-8%

2E-4	Unsecured Chicago Municipal Bond Claims	New UAL ORD Settlement Bonds and pro rata share of the Unsecured Distribution	Value under Chicago Municipal Bond Settlement Agreement

2E-5	Unsecured Public Debt Aircraft Claims	Pro rata share of the Unsecured Distribution	4-8%

2E-6	Other Unsecured Claims	Pro rata share of the Unsecured Distribution	4-8%

2H	Common Stock Interests	Not entitled to receive any distribution under the Plan. Debtors reserve the right to reinstate at any time	0%

2I	Subordinated Securities Claims	Not entitled to receive any distribution or retain any property under the Plan	0%

Air Wisconsin, Inc.:  Summary of Classification and Treatment of Claims and Interests

Class	Claim	Plan Treatment of Class	Projected Recovery Under the Plan

3A	DIP Facility Claims	Paid in full	100.0%

3B-1	Secured Aircraft Claims	Reinstated; such treatment as to which United or Reorganized United and the Secured Aircraft Creditor will have agreed in writing; return of collateral; or treatment otherwise rendering such Secured Aircraft Claim Unimpaired	100.0%

3B-2	Other Secured Claims	Reinstated; paid in full in Cash; return of collateral; or treatment otherwise rendering such Other Secured Claim Unimpaired	100.0%

3C	Other Priority Claims	Paid in full	100.0%

3D	Unsecured Convenience Class Claims	Pro rata share of the Unsecured Convenience Class Distribution	4-8%

3E-1	Unsecured Retained Aircraft Claims	Pro rata share of the Unsecured Distribution	4-8%

3E-2	Unsecured Rejected Aircraft Claims	Pro rata share of the Unsecured Distribution	4-8%

3E-3	Other Unsecured Claims	Pro rata share of the Unsecured Distribution	4-8%

3H	Common Stock Interests	Not entitled to receive any distribution under the Plan. Debtors reserve the right to reinstate at any time	0%

Air Wis (Classes 4A, 4B, 4C, 4D, 4E, and 4H), Ameniti Travel Clubs, Inc. (Classes 5A, 5B, 5C, 5D, 5E, and 5H), BizJet Charter (Classes 6A, 6B, 6C, 6D, 6E, and 6H), BizJet Fractional (Classes 7A, 7B, 7C, 7D, 7E, and 7H), BizJet Services (Classes 8A, 8B, 8C, 8D, 8E, and 8H), Cybergold (Classes 9A, 9B, 9C, 9D, 9E, and 9H), DMS (Classes 10A, 10B, 10C, 10D, 10E, and 10H), Four Star (Classes 11A, 11B, 11C, 11D, 11E, and 11H), itarget (Classes 12A, 12B, 12C, 12D, 12E, and 12H), Kion Leasing (Classes 13A, 13B, 13C, 13D, 13E, and 13H), Mileage Plus Holdings (Classes 14A, 14B, 14C, 14D, 14E, and 14H), Mileage Plus, Inc. (Classes 15A, 15B, 15C, 15D, 15E, and 15H), Mileage Plus Marketing (Classes 16A, 16B, 16C, 16D, 16E, and 16H), MyPoints.com (Classes 17A, 17B, 17C, 17D, 17E, and 17H), MyPoints Offline (Classes 18A, 18B, 18C, 18D, 18E, and 18H), Premier Marketing (Classes 19A, 19B, 19C, 19D, 19E, and 19H), UAFC (Classes 20A, 20B, 20C, 20D, 20E, and 20H), UAL BMI (Classes 21A, 21B, 21C, 21D, 21E, and 21H), UAL Company Services (Classes 22A, 22B, 22C, 22D, 22E, and 22H), ULS (Classes 23A, 23B, 23C, 23D, 23E, and 23H), United BizJet (Classes 24A, 24B, 24C, 24D, 24E, and 24H), United Cogen (Classes 25A, 25B, 25C, 25D, 25E, and 25H), United GHS (Classes 26A, 26B, 26C, 26D, 26E, and 26H), United Vacations (Classes 27A, 27B, 27C, 27D, 27E, and 27H), and United Worldwide (Classes 28A, 28B, 28C, 28D, 28E, and 28H):

Summary of Classification and Treatment of Claims and Interests

Class	Claim	Plan Treatment of Class	Projected Recovery Under the Plan
4A through 28A	DIP Facility Claims	Paid in full	100.0%

4B through 28B	Other Secured Claims	Reinstated; paid in full in Cash; return of collateral; or treatment otherwise rendering such Other Secured Claim Unimpaired	100.0%

Class	Claim	Plan Treatment of Class	Projected Recovery Under the Plan

4C through 28C	Other Priority Claims	Paid in full	100.0%

4D through 28D	Unsecured Convenience Class Claims	Pro rata share of the Unsecured Convenience Class Distribution	4-8%

4E through 28E	Unsecured Claims	Pro rata share of Unsecured Distribution	4-8%

4H through 28H	Common Stock Interests	Not entitled to receive any distribution under the Plan. Debtors reserve the right to reinstate at any time	0%

C. Contracts

The Debtors intend to continue performing their obligations under the terms of their postpetition contracts and honor their obligations under non-executory agreements to the extent required by law. Confirmation of the Plan constituted the Bankruptcy Court’s approval of the proposed treatment of executory contracts and unexpired leases as set forth below, and determination that the Debtors have exercised reasonable business judgment in determining whether to assume or reject each of their executory contracts and unexpired leases.

1.               Executory Contracts and Unexpired Leases

Each executory contract or unexpired lease to which any Debtor is a party will be deemed automatically rejected in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless any such executory contract or unexpired lease (i) has been previously assumed by the Debtors by Final Order of the Bankruptcy Court, (ii) is the subject of a motion to assume pending on or before the Effective Date, (iii) is listed on the schedule of “Assumed Executory Contracts and Unexpired Leases” in Exhibit 3 of the Plan Supplement, (iv) is an Interline & Alliance Related Agreement, (v) is a Revenue Related Agreement, (vi) is an Intercompany Contract, (vii) is an Employment Agreement, (viii) is an Indemnification Obligation, (ix) is a Collective Bargaining Agreement, (x) is a Postpetition Aircraft Agreement, (xi) is an agreement in connection with Aircraft Equipment that is a new or renegotiated agreement, including leases or mortgages, that is entered into subsequent to the date of the Plan and prior to the Effective Date, other than currently existing Postpetition Aircraft Agreements, (xii) is a Municipal Bond Lease, (xiii) is a Foreign Agreement; (xiv) is an executory contract or lease that is required to be assumed pursuant to and as contemplated by the GE Master MOU; or (xv) is otherwise assumed pursuant to the terms of the Plan, except that with respect to clauses (iv) through (xiii) above, such executory contracts and unexpired leases will be treated as set forth below.

2.               Interline & Alliance Related Agreements, Revenue Related Agreements, and Intercompany Contracts

Each Interline & Alliance Related Agreement, Revenue Related Agreement and Intercompany Contract to which any Debtor is a party will be deemed automatically assumed in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code as of the Effective Date to the extent such contracts and leases are executory, unless such executory contract or unexpired lease (i) has been previously rejected by the Debtors by Final Order of the Bankruptcy Court, (ii) is the subject of a motion to reject pending on or before the Effective Date, (iii) is listed on the schedule of “Rejected Interline & Alliance Related Agreements, Revenue Related Agreements, and Intercompany Contracts” in Exhibit 6 of the Plan Supplement, (iv) is not an executory contract or an unexpired lease on the Effective Date or (v) is otherwise rejected pursuant to the terms of the Plan.

3.               Employment Agreements and Indemnification Obligations

a.                                       Employment Agreements

Each Employment Agreement with a director, officer, or employee entered into prior to the Petition Date who was employed by any of the Debtors in such capacity on or after the Petition Date will be deemed automatically rejected in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code as of the Effective Date to the extent such contracts are executory, unless such executory contract (i) has been previously assumed by the Debtors by Final Order of the Bankruptcy Court, (ii) is the subject of a motion to assume pending on or before the Effective Date, (iii) is listed on the schedule of “Assumed Employment Agreements and Indemnification Obligations for Current Employees” in Exhibit 7 of the Plan Supplement or (iv) is otherwise assumed pursuant to the terms of the Plan.

Unless otherwise indicated in the Plan, if the Debtors reject an Employment Agreement, any Indemnification Obligation that may be contained in such Employment Agreement will also be deemed rejected automatically.

b.                                      Indemnification Obligations

Each Indemnification Obligation to a director, officer, or employee that was employed by any of the Debtors in such capacity on or after the Petition Date will be deemed automatically assumed in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code as of the Effective Date to the extent each such obligation is executory, unless such obligation (i) has been previously rejected by the Debtors by Final Order of the Bankruptcy Court, (ii) is the subject of a motion to reject pending on or before the Effective Date, (iii) is listed on the schedule of “Rejected Employment Agreements and Indemnification Obligations for Current Employees” in Exhibit 8 of the Plan Supplement or (iv) is otherwise rejected pursuant to the terms of the Plan. The Debtors may honor each Indemnification Obligation to a director, officer, or employee that was no longer employed by any of the Debtors in such capacity on or after the Petition Date, unless such obligation (i) has been previously rejected by the Debtors by Final Order of the Bankruptcy Court, (ii) is the subject of a motion to reject pending on or before the Effective Date, (iii) is listed on the schedule of “Rejected Employment Agreements and Indemnification Obligations for Former Employees” in Exhibit 10 of the Plan Supplement or (iv) is otherwise rejected pursuant to the terms of the Plan. The Debtors’ obligations under such Indemnification Obligations, however, will be limited to the extent of third-party insurance coverage after Reorganized UAL board approval.

Each Indemnification Obligation that is deemed assumed pursuant to the Plan will (i) remain in full force and effect, (ii) not be modified, reduced, discharged, impaired, or otherwise affected in any way, (iii) be deemed and treated as an executory contract pursuant to Sections 365 and 1123 of the Bankruptcy Code regardless of whether or not Proofs of Claim have been Filed with respect to such obligations and (iv) survive Unimpaired and unaffected, in each such case irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date.

Unless otherwise indicated in the Plan, if the Debtors reject an Indemnification Obligation, any Employment Agreement that may contain such Indemnification Obligation will be deemed rejected, but only to the extent of such Indemnification Obligation.

c.                                       Reaffirmation

The Debtors and Reorganized Debtors reserve the right, in their sole and absolute discretion, to honor and/or reaffirm obligations with respect to Employment Agreements and Indemnification Obligations (to the extent of third-party insurance coverage or in the best interests of the Company) that are rejected pursuant to the Plan or otherwise.

4.               Foreign Agreements

Each Foreign Agreement in which any Debtor is a party will be deemed automatically assumed in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code as of the Effective Date to the extent such contracts and leases are executory, unless such executory contract or unexpired lease (i) has been previously rejected by the Debtors by Final Order of the Bankruptcy Court, (ii) is the subject of a motion to reject pending on or before the Effective Date, (iii) is listed on the schedule of “Rejected Foreign Agreements” in Exhibit 12 of the Plan Supplement, (iv) is not an executory contract or an unexpired lease on the Effective Date or (v) is otherwise rejected pursuant to the terms of the Plan.

5.               Municipal Bond Leases

a.                                       Conditionally Assumed and Conditionally Rejected Municipal Bond Leases

As of the Effective Date, all Municipal Bond Leases listed on the schedule of “Conditionally Rejected Municipal Bond Leases” in the Plan Supplement will be deemed rejected on a conditional basis, and all Municipal Bond Leases not listed on the schedule of “Conditionally Rejected Municipal Bond Leases” in the Plan Supplement will be deemed assumed on a conditional basis, in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code. However, the Debtors and the Reorganized Debtors reserve the right to alter, amend, modify, or supplement the list of “Conditionally Rejected Municipal Bond Leases” in Exhibit 13 of the Plan Supplement at any time through and including forty-five (45) days after the date that a Final Order is entered disposing of all controversies at issue in a Municipal Bond Adversary Proceeding.

b.                                      Chicago Municipal Bond Adversary Proceeding

Solely with respect to the Chicago Municipal Bond Adversary Proceeding, if and to the extent that a Final Order is entered disposing of all controversies at issue in the Chicago Municipal Bond Adversary Proceeding, the conditional assumption or rejection of any Municipal Bond Lease at issue in the Chicago Municipal Bond Adversary Proceeding, whichever is applicable, will become final.

c.                                       Municipal Bond Adversary Proceedings Other Than Chicago

(i)                                     California Statewide Communities Development Authority Special Facility Revenue Bonds 1997 Series A (SFO Municipal Bond Adversary Proceedings)

Notwithstanding anything else to the contrary in the Plan, the Municipal Bond Leases at issue in the SFO Municipal Bond Adversary Proceedings (the “SFO Leases”) will be assumed if a Final Order is entered in the SFO Municipal Bond Adversary Proceedings in favor of the defendants holding that the SFO Leases are “true leases.”

In the event that a Final Order in the SFO Municipal Bond Adversary Proceedings is entered in favor of United, HSBC Bank USA, National Association, as indenture trustee for Series 1997A SFO Bonds, will be entitled to: (a) a Class 2B-2 Other Secured Claim to the extent of the SFO Security Interest; and (b) a Class 2E-6 Other Unsecured Claim, as applicable, for any amounts owed by the Debtors exceeding the value of the SFO Security Interest.

In the event that the U.S. Supreme Court either (a) denies a petition for certiorari with respect to the SFO Recharacterization Opinion, or (b) affirms the SFO Recharacterization Opinion, then the automatic stay of the Bankruptcy Code will be deemed modified without further order of the Bankruptcy Court authorizing the indenture trustee to disburse the SFO Construction Fund in the manner required by the SFO indenture.

(ii)                                  Regional Airports Improvement Corporation Revenue Bonds Issue of 1984 and Facilities Lease Refunding Revenue Bonds Issue 1992 (LAX Municipal Bond Adversary Proceedings)

Notwithstanding anything else to the contrary in the Plan, the Municipal Bond Leases at issue in the LAX Municipal Bond Adversary Proceedings (the “LAX Leases”) will be assumed if a Final Order is entered in the LAX Municipal Bond Adversary Proceeding in favor of the defendants holding that the LAX Leases are “true leases.”

If and only to the extent that a Final Order is entered in the LAX Municipal Bond Adversary Proceedings finding that each such LAX Lease is a “secured financing,” such Municipal Bond Lessor shall be entitled to: (a) Class 1B-2 and 2B-2 Other Secured Claims, as applicable, to the extent of the value of United’s leasehold in that certain terminal lease at issue in the LAX Municipal Bond Adversary Proceedings (the “LAX Security Interest”); and (b) Class 1E-3 and 2E-6 Other Unsecured Claims, as applicable, for any amounts owed by the Debtors exceeding the value of the LAX Security Interest.

(iii)                               City and County of Denver, CO Special Facilities Airport Revenue Bonds, Series 1992A (Denver Municipal Bond Adversary Proceeding)

Notwithstanding anything else to the contrary in the Plan, the Special Facilities and Ground Lease dated October 1, 1992 between the City and County of Denver and United (the “Denver Lease”) will be assumed if a Final Order is entered in the Denver Municipal Bond Adversary Proceeding in favor of the defendants.

In the event that a Final Order in the Denver Municipal Bond Adversary Proceeding is entered in favor of United, HSBC Bank USA, National Association, as paying agent, will be entitled to: (a) a Class 2B-2 Other Secured Claim to the extent of the value of the collateral subject to the Denver Lease if the financing qualifies as a secured financing under applicable law; and/or (b) a Class 2E-6 Other Unsecured Claim, as applicable, for any amounts owed by the Debtors exceeding the value of the collateral or the entire amount of such Claim if the financing does not qualify as a secured claim under applicable law.

(iv)                              New York Industrial Development Agency Special Facility Revenue Bonds, Series 1997 (JFK Municipal Bond Adversary Proceeding)

The conditional assumption or conditional rejection of each Municipal Bond Lease in the JFK Municipal Bond Adversary Proceeding will become final if and to the extent that (a) a Final Order is entered in the JFK Municipal Bond Adversary Proceeding finding that each such Municipal Bond Lease is a “true lease,” and (b) a Final Order is entered disposing of all controversies at issue in the JFK Municipal Bond Adversary Proceeding, including, without limitation, with respect to whether each such Municipal Bond Lease found to be a “true lease” is “independent” or “severable” from the other Municipal Bond Leases or agreements at issue in the JFK Municipal Bond Adversary Proceeding.

If and only to the extent that a Final Order is entered in the JFK Municipal Bond Adversary Proceeding finding that each such Municipal Bond Lease is a “secured financing,” such Municipal Bond Lessor will be entitled to: (a) a Class 2B-2 Other Secured Claim to the extent of the value of collateral subject to the Municipal Bond Lease under Section 506 of the Bankruptcy Code if such Municipal Bond Lessor qualifies as a secured creditor under applicable non-bankruptcy law; and (b) a Class 2E-6 Other Unsecured Claim, as applicable, for any amounts owed by the Debtors exceeding the value of the collateral or for the entire amount of such Claim if the Municipal Bond Lessor does not qualify as a secured creditor under applicable non-bankruptcy law.

6.               CBAs

a.                                       Assumption of CBAs

Each Collective Bargaining Agreement to which any Debtor is a party, as modified and/or amended from time to time, including by and through the Section 1113 Restructuring Agreements, will be deemed automatically assumed in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, except that nothing in the Plan will be deemed as an assumption of any pension plan, retirement plan, savings plan, health plan, or other employee benefit plan discontinued or terminated during the Chapter 11 Cases. The assumption and the Cure of the Collective Bargaining Agreements, in accordance with the terms of the Section 1113 Restructuring Agreements, will be in full satisfaction of all Claims and Interests arising under all previous Collective Bargaining Agreements between all parties to the Plan or their predecessors-in-interest. Upon assumption of the Collective Bargaining Agreements and the Section 1113 Restructuring Agreements, the following

Proofs of Claim will be deemed withdrawn, disallowed, and forever barred from assertion automatically and without any further notice to or action, order, or approval of the Bankruptcy Court: (i) all Proofs of Claim filed by the Debtors’ Unions and (ii) all Proofs of Claim filed by Union-represented employees pertaining to rights collectively bargained for or disposed of pursuant to the Collective Bargaining Agreements in the ordinary course of business, including, without limitation, Claims on account of grievances, reinstatement, and pension obligations. However, such treatment will be without prejudice to the respective Union’s pursuit, payment, or satisfaction of such Claims in the ordinary course under the relevant assumed Collective Bargaining Agreement. The Debtors reserve the right to seek adjudication of any Collective Bargaining Agreement-related dispute that concern distributions, claims, restructuring transactions, or other aspects of the Plan between the Debtors and the relevant Union in the Bankruptcy Court, and in the event the Debtors seek such adjudication, ALPA reserves the right to contest the jurisdiction of the Bankruptcy Court to hear and determine such disputes. All specifically-denominated pre-petition grievances set forth on the schedules attached to each Union’s Proof of Claim and pending on the Effective Date, including all awards and settlement amounts owing and unpaid in connection therewith, will be processed and paid (pursuant to such awards and settlements) in the ordinary course, as part of the assumption of each Union’s Collective Bargaining Agreement.

b.                                      Distribution on Account of Unsecured 1113 Claim

All distributions pursuant to the Distribution Agreements will be made as though those distributions were on account of Claims or Interests.

7.               Postpetition Aircraft Agreements

Subject to the Debtors’ right to terminate or reject any Postpetition Aircraft Agreement prior to Consummation of the Plan pursuant to the terms of such Agreement: (i) each Postpetition Aircraft Agreement will remain in place after the Effective Date; (ii) the Reorganized Debtors will continue to honor each such Agreement according to its terms; and (iii) to the extent any Postpetition Aircraft Agreement requires the assumption by the Debtors of such Agreement and the Postpetition Aircraft Obligation arising thereunder, each such Postpetition Aircraft Agreement and Postpetition Aircraft Obligation will be deemed assumed as of Consummation of the Plan. Nothing in the Plan will limit the Debtors right to terminate such contracts in accordance with the terms thereof. To the extent that subsequent to the date of the Plan and prior to the Effective Date the Debtors enter into new Postpetition Aircraft Agreements for Aircraft Equipment not currently subject to a Postpetition Aircraft Agreement, the Claims or obligations arising thereunder will be treated as Postpetition Aircraft Obligations.

8.               Postpetition Contracts and Leases

Except to the extent otherwise provided herein with respect to Postpetition Aircraft Agreements and subject to the modification provisions of the Plan, all contracts and leases entered into after the Petition Date by any Debtor will be performed by the Debtor or Reorganized Debtor liable thereunder in accordance with the terms and conditions of such contracts and leases in the ordinary course of its business. Accordingly, such contracts and leases and other obligations (including any executory contracts and unexpired leases assumed other than pursuant to the Plan) will survive and remain unaffected by entry of the Confirmation Order.

9.               Assumed Executory Contracts and Leases

Entry of the Confirmation Order by the Bankruptcy Court constituted approval of the assumption or conditional assumption of the executory contracts and unexpired leases to be assumed under the Plan as of the Effective Date, or as of a conditional assumption becoming final pursuant to the Municipal Bond Lease provisions of the Plan or, with respect to the Debtors’ agreements with the City of Chicago, the earlier of either (i) the Effective Date or (ii) ninety (90) days after the Court’s entry of the Confirmation Order, pursuant to Sections 365 and 1123 of the Bankruptcy Code. Each executory contract and unexpired lease that is assumed will vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as may be modified by the provisions of the Plan, any order of the Bankruptcy Court authorizing or providing for its assumption, or applicable law.

Except as otherwise provided in the Plan, the provisions (if any) of each executory contract or unexpired lease to be assumed pursuant to the Plan that are or may be in default will be satisfied solely by the Cure, or by an agreed-upon waiver of the Cure. Except with respect to executory contracts and unexpired leases in which the Debtors and the counterparties to such executory contracts and unexpired leases have stipulated in writing to payment of the Cure, all requests for payment of the Cure must be filed with the Claims Agent and served upon counsel to the Debtors on or before the Cure Bar Date.

Any request for payment of the Cure that is not timely Filed and served will be disallowed automatically and will be forever barred from assertion and will not be enforceable against any Debtor or Reorganized Debtor, any Estate, or property of any Debtor or Reorganized Debtor without the need for any objection by the Debtors or the Reorganized Debtors and without any further notice to or action, order, or approval of the Bankruptcy Court, and the Claim for the Cure will be deemed fully satisfied, released and discharged, notwithstanding any amount or information included in the Schedules or a Proof of Claim filed prior to the entry of the Confirmation Order. Nothing will prevent the Debtors or the Reorganized Debtors, in their sole and absolute discretion, from making a Cure payment despite the failure of the relevant counterparty to file and timely serve such request for payment of such Cure. The Debtors or the Reorganized Debtors may settle any Cure without any further notice to or action, order, or approval of the Bankruptcy Court except as provided in Plan Oversight Committee provisions of the Plan. If and to the extent that the Debtors and a counterparty to an executory contract or unexpired lease have stipulated in writing to payment of the Cure, the Debtors will pay such Cure as agreed.

Except as otherwise provided in the Plan of Reorganization, if the Debtors or the Reorganized Debtors object to a Cure or any potential contractual obligation under any executory contract or unexpired lease that is assumed, the Bankruptcy Court will determine the Allowed amount of such Cure and any such potential contractual obligation. If there is a dispute regarding (i) Cure, (ii) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” within the meaning of Section 365 of the Bankruptcy Code, or (iii) any other matter pertaining to assumption, Cure will occur as soon as reasonably practicable following the entry of a Final Order resolving the dispute and/or approving the assumption (and, if applicable, assignment). The Debtors and Reorganized Debtors reserve the right to reject any executory contract or unexpired lease no later than fifteen (15) days after the later of (i) the Debtors or Reorganized Debtors and the counterparty to such executory contract or unexpired lease agree in writing to the amount of the Cure, or (ii) the entry of a Final Order establishing the Cure.

The provisions of each executory contract or unexpired lease to be assumed pursuant to the Plan that are or may be in default will be satisfied in a manner to be agreed to by the relevant Debtor or Reorganized Debtor. Pursuant to Section 365(b)(2)(D) of the Bankruptcy Code or otherwise, no Cure will be allowed for a penalty rate or other form of default rate of interest.

Any and all proofs of claim based upon executory contracts or unexpired leases that have been assumed in the Chapter 11 Cases or under the terms of the Plan will be deemed disallowed and expunged.

10.         Rejected Executory Contracts and Unexpired Leases

Entry of the Confirmation Order by the Bankruptcy Court constituted approval of the rejection or conditional rejection of the executory contracts and unexpired leases to be rejected under the Plan as of the Effective Date, or as of a conditional rejection becoming final pursuant to the Municipal Bond Lease provisions of the Plan, pursuant to Sections 365 and 1123 of the Bankruptcy Code. The rejection of the executory contracts or unexpired leases of any counterparty is not intended to be and will not be construed as an indication of the unwillingness of the Debtors and Reorganized Debtors to do business with the counterparty, and the Debtors and Reorganized Debtors reserve the right to negotiate and enter into any contract or lease with any counterparty at any time without any further notice to or action, order, or approval of the Bankruptcy Court.

Except as otherwise provided with respect to the Municipal Bond Leases, all executory contracts and unexpired leases to be rejected pursuant to the Plan will be deemed automatically rejected in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, or such earlier date as the Debtors may have terminated their performance under such executory contract or unexpired lease, unless another effective date of rejection is set forth in the Plan Supplement for such executory contract or unexpired lease.

On or after the Effective Date, the Debtors and the Reorganized Debtors reserve their rights to initiate, file, prosecute, enforce, or litigate to judgment (and/or abandon, settle, compromise, release, or withdraw) any and all such claims, rights, and Causes of Action, including, without limitation, such claims, rights, and Causes of Action on account of indemnification, breach of confidentiality, breach of contract, and breach of express or implied warranty that they may have under any executory contract or unexpired lease, notwithstanding the rejection of such executory contract or unexpired lease.

A non-Debtor party to an executory contract or unexpired lease whose executory contract or unexpired lease is being or has been rejected under the Plan may request that the Debtors assume such executory contract or unexpired lease by sending a written notice to the counsel to the Debtors, which notice will include a waiver of any defaults (including payment defaults) and any right to any Cure under such executory contract or unexpired lease. The Debtors or the Reorganized Debtors may, in their sole and absolute discretion, assume such executory contract or unexpired lease without any further notice to or action, order, or approval of the Bankruptcy Court.

All Proofs of Claim with respect to Claims arising from the rejection of executory contracts or unexpired leases pursuant to the Plan or otherwise, other than Municipal Bond Leases, if any, must be Filed with the Claims Agent and served upon counsel to the Debtors no later than thirty (30) days after the earliest of (i) the date of entry of an order (including, without limitation, the Confirmation Order) of the Bankruptcy Court approving such rejection, (ii) the date of service of a notice that the executory contract or unexpired lease has been rejected, and (iii) the effective date of rejection. All Proofs of Claim with respect to Claims arising from the conditional rejection of Municipal Bond Leases pursuant to the Plan must be Filed with the Claims Agent and served upon counsel to the Debtors no later than thirty (30) days after a conditional rejection becoming final pursuant to the Municipal Bond Lease provisions of the Plan. Any Proofs of Claim arising from the rejection of an executory contract or unexpired lease that are not timely Filed and served will be disallowed automatically and will be forever barred from assertion and will not be enforceable against any Debtor or Reorganized Debtor, any Estate, or property of any Debtor or Reorganized Debtor without the need for any objection by the Debtors or the Reorganized Debtors and without any further notice to or action, order, or approval of the Bankruptcy Court, and the Claim for rejection of the executory contract or unexpired lease will be deemed fully satisfied, released, and discharged, notwithstanding any amount or information included in the Schedules or a Proof of Claim filed prior to the entry of the Confirmation Order. Rejection of any executory contract pursuant to the Plan, or otherwise, will not constitute a termination of pre-existing obligations owed to the Debtors.

11.         Modifications, Amendments, Supplements, Restatements, or Other Agreements

Unless otherwise provided, each executory contract and unexpired lease that is assumed, whether or not such executory contract or unexpired lease relates to the use, ability to acquire, or occupancy of real property, will include (i) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease, and (ii) all executory contracts or unexpired leases appurtenant to the premises, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court or is otherwise rejected as part of the Plan.

Modifications, amendments, supplements, and restatements to executory contracts and unexpired leases entered into before the Petition Date that have been executed by the Debtors during the Chapter 11 Cases, and actions taken in accordance therewith, (i) do not alter in any way the pre-petition nature of the executory contract or unexpired lease entered into before the Petition Date, or the validity, priority or amount of any Claims against the Debtors that may arise under such contracts and leases, (ii) are not and do not create a postpetition contract or lease, (iii) do not elevate to administrative expense priority any Claims of the counterparty to the executory contracts and unexpired leases against any of the Debtors, and (iv) do not entitle any entity to a Claim under any Section of the Bankruptcy Code on account of the difference between the terms of any executory contract or unexpired lease entered into before the Petition Date and modification, amendment, supplement, or restatement.

12.         Reservation of Rights

Other than with respect to Postpetition Aircraft Agreements, notwithstanding any other provision of the Plan, the Debtors and Reorganized Debtors reserve the right to alter, amend, modify, or supplement any list of executory contracts, including, but not limited to, the list of “Assumed Executory Contracts and Unexpired Leases,” “Rejected Executory Contracts and Unexpired Leases,” “Rejected Interline & Alliance Related Agreements, Revenue Related Agreements, and Intercompany Contracts,” the “Rejected Current Employment Agreements and Indemnification Obligations,” and the “Rejected Former Employment Agreements and Indemnification Obligations,” in the Plan Supplement at any time through and including thirty (30) days after the Effective Date, except that the Debtors will not alter, amend, or modify the list of Assumed Executory Contracts and Unexpired Leases to remove the Debtors’ executory contracts and/or unexpired leases with the following parties: (a) Allegheny County Airport Authority, (b) the City of Phoenix, (c) Sacramento County, (d) Sabre Inc. and (e) the City of Des Moines. The Debtors also will not alter, amend or modify their decision to either assume or reject the Debtors’ unexpired leases and executory contracts with the Massachusetts Port Authority following Confirmation of the Plan and the effective date of such rejection or assumption in connection with the Plan will be the Effective Date.

D. New Capital Stock Issuable on Effective Date

On the Effective Date or as soon as reasonably practicable thereafter, Reorganized UAL will issue or reserve for issuance up to 125,000,000 shares of New UAL Common Stock as follows: (a) 115,000,000 shares to be distributed as the Unsecured Distribution and the Employee Distribution in accordance with the terms of the Plan; (b) up to 9,825,000 shares (or options or other rights to acquire shares) pursuant to the terms of the Management Equity Incentive Plan; and (c) 175,000 shares (or options or other rights to acquire shares) pursuant to the terms of the Director Equity Incentive Plan.

On the Effective Date, or as soon as reasonably practicable thereafter, Reorganized UAL will issue one share of Class Pilot MEC Junior Preferred Stock to ALPA or its duly authorized agent acting for the benefit of ALPA and one share of Class IAM Junior Preferred Stock to the IAM or its duly authorized agent acting for the benefit of IAM.

On the Effective Date, or as soon as reasonably practicable thereafter, and in accordance with the treatment set forth in the Plan, Reorganized UAL will issue New UAL ORD Settlement Bonds for distribution to Holders of Unsecured Chicago Municipal Bond Claims in the amounts and pursuant to the terms set forth in the Chicago Municipal Bond Settlement Order and the Chicago Municipal Bond Settlement Agreement. The New UAL ORD Settlement Bonds will be distributed to the respective Trustees for the Chicago Municipal Bonds (each, a “Trustee”) for sale and distribution to the respective Holders of Unsecured Chicago Municipal Bond Claims, in accordance with the elections made by such Holders on their respective Ballots and in accordance with the terms of the Chicago Municipal Bond Settlement Agreement. The Trustees will receive for distribution to the Holders that portion of the New UAL ORD Settlement Bonds having a principal amount of $144,453,000, in accordance with the Chicago Municipal Bond Settlement Agreement, in the following amounts: (a) the Trustees for the Series 2001A-1 Bonds and the Series 2001A-2 Bonds will receive $48,666,000 in principal amount; (b) the Trustees for the Series 2000A Bonds will receive $9,216,000 in principal amount; and (c) the Trustees for the Series 2001B Bonds, the Series 2001C Bonds, the Series 1999A Bonds, and the Series 1999B Bonds will receive $86,570,000 in principal amount. In addition, on the Effective Date, the electing Holders of the Unsecured Chicago Municipal Bond Claims will purchase the remaining portion of the New UAL ORD Settlement Bonds for a cash purchase price equal to $5,193,114 pursuant to that certain “Note Purchase,” as defined in the Chicago Municipal Bond Settlement Agreement.

Reorganized UAL will issue New UAL Convertible Employee Notes for distribution to the trusts or other entities designated by ALPA, PAFCA, TWU, AMFA and IAM, respectively, in the following amounts and pursuant to the terms set forth in the ALPA Restructuring Agreement, the PAFCA Restructuring Agreement, the TWU Restructuring Agreement, the AMFA Restructuring Agreement, and the IAM Restructuring Agreement: (a) $550,000,000 in principal amount will be distributed to the ALPA designee; (b) $24,000 in principal amount will be distributed to the TWU designee; (c) $400,000 in principal amount will be distributed to the PAFCA designee; (d) $40,000,000 in principal amount will be distributed to the AMFA designee; (e) $60,000,000 in principal amount will be distributed to the IAM designee; and (f) $56,000,000 in principal amount will be distributed to the SAM designee. The New UAL Convertible Employee Notes will be issued in denominations of $1,000 and will be issued no later than 180 days following the Effective Date.

Reorganized UAL will issue the New UAL PBGC Securities for distribution to PBGC in the amounts and pursuant to the terms set forth in the PBGC Settlement Agreement, as modified by the parties. Reorganized UAL will issue the New UAL Senior Notes and the New UAL Convertible Preferred Stock no later than the first Distribution Date. In accordance with the PBGC Settlement Agreement, the New UAL Contingent Senior Notes will be issued no later than 45 days following the end of any given fiscal year, starting with the fiscal year ending December 31, 2009 and ending with the fiscal year ending December 31, 2017, in which there is a “Trigger Date,” as defined in the PBGC Settlement Agreement.

E. Cancellation of Stock and Related Obligations

On the Effective Date, (i) the Old UAL Preferred Stock, Old UAL Common Stock, and any other  equity Certificates, notes, options, option plans, bonds (including, but not limited to, the Chicago Municipal Bonds), indentures, pass through trust agreements, pass through trust certificates, equipment trust certificate guarantees, or other instruments or documents directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors will be cancelled (except the following: (A) such Certificates, notes, other instruments or documents evidencing indebtedness or obligations of the Debtors that are Reinstated pursuant to the Plan, (B) Municipal Bonds (other than Chicago Municipal Bonds) associated with any Municipal Bond Lease that is assumed, (C) the Indianapolis Municipal Bonds (which will only be cancelled with respect to the Debtors), and (D) the Series 1984 and 1992 Bonds (which will only be cancelled with respect to the Debtors)), and the Debtors and the Reorganized Debtors, as applicable, will not have any continuing obligations or rights thereunder (including with respect to the Series 1984 and 1992 Bonds, the Indianapolis Municipal Bonds, and the documentation associated therewith), and (ii) the obligations of, Claims against, and/or Interests in the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the Unsecured Debentures, Old UAL Preferred Stock, and Old UAL Common Stock and any other Certificates, notes, options, option plans, bonds, indentures, or other instruments or documents evidencing or creating any indebtedness or obligation or right of the Debtors (except such agreements or Certificates, notes or other instruments evidencing indebtedness or obligations of the Debtors that are specifically Reinstated pursuant to the Plan, including Municipal Bonds (other than the Chicago Municipal Bonds) associated with any Municipal Bond Lease that is assumed), as the case may be, will be released and discharged. Notwithstanding Confirmation of the Plan, any such agreement that governs the rights of the Holder of a Claim will continue in effect solely for purposes of (a) allowing a Servicer to make distributions on account of such Claims pursuant to the Plan, (b) permitting such Servicer to maintain any rights and/or liens it may have against property other than the Reorganized Debtors’ property (except for distributions under the Plan) for fees, costs, and expenses pursuant to such Indenture or other agreement, and (c) preserving any claims by or on behalf of bondholders, indenture trustees, paying agents, or similarly situated parties against any entity (other than the Debtors, Reorganized Debtors, and any Released or Exculpated Parties) that arise under or are related to such agreement and preserving any obligations of such entities thereunder. However, nothing in the preceding sentence will affect the discharge of Claims against or Interests in the Debtors pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan, or result in any expense or liability to the Reorganized Debtors nor impose any duty on any indenture trustee, paying agent, or similarly situated party to assert any Claim against any entity under any indenture.

F. Effect of Confirmation

1.               Discharge of Claims and Termination of Interests

Pursuant to Section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in the Confirmation Order, the distributions, rights, and treatment that are provided in the Plan will be in complete satisfaction, discharge, and release, effective as of the Confirmation Date (but subject to the occurrence of the Effective Date), of Claims and Causes of Action of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property will have been distributed or retained pursuant to the Plan on account of such Claims, rights, and Interests, including, without limitation, demands, liabilities, and Causes of Action that arose before the Confirmation Date, any liability (including withdrawal liability) to the extent such Claims relate to services performed by employees of the Debtors prior to the Confirmation Date and that arise from a termination of employment or a termination of any employee or retiree benefit program regardless of whether such termination occurred prior to or after the Confirmation Date, and all debts of the kind specified in Sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not (i) a Proof of Claim or Interest based upon such debt, right, or Interest is Filed or deemed Filed pursuant to Section 501 of the Bankruptcy Code, (ii) a Claim or Interest based upon such debt, right, or Interest is allowed pursuant to Section 502 of the Bankruptcy Code, or (iii) the Holder of such a Claim, right, or Interest has accepted the Plan. With respect to the United States of America or any Governmental Unit thereof or the State of California, the satisfaction, discharge and release will not exceed that provided for under 11 U.S.C. § 1141(d), and is limited to the liabilities that are Claims within the definition set forth in 11 U.S.C. § 101(5). Nothing in this Plan releases, discharges, enjoins or precludes the enforcement of any liability to the United States of America or any Governmental Unit thereof or the State of California under federal or state law to which any entity would be subject as the owner or operator of property after the date of entry of the Confirmation Order. The Confirmation Order will be a judicial determination of the discharge of all Claims against, liabilities of, and Interest in the Debtors, subject to the Effective Date occurring.

2.               Compromise and Settlement of Claims and Controversies

Pursuant to Section 363 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan will constitute a good faith compromise of all Claims or controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim may have with respect to any Allowed Claim, or any distribution to be made on account of such an Allowed Claim. The entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims or controversies, and the Bankruptcy Court’s finding that such compromise or settlement is in the best interests of the Debtors, their estates, and Holders of Claims and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to Section 363 of the Bankruptcy Code and Bankruptcy Rule 9019(a), without any further notice to or action, order, or approval of the Bankruptcy Court, the Debtors may compromise and settle Claims against them and Causes of Action against other Entities, in their sole and absolute discretion, and after the Effective Date, such right will pass to the Reorganized Debtors.

3.               Final Resolution of Reserved Rights

Notwithstanding any asserted or prior reservations of rights, on the Confirmation Date, any and all objections to or reservations of rights to object to, the Claims and distributions provided for under the Section 1113 Restructuring Agreements, the PBGC Settlement Agreement, or the SAM Distribution, or any other distribution provided for under the Plan will be deemed to have been overruled, and any and all parties in interest are forever barred from objecting to or challenging any such distributions, except for any objection or challenge pending as of the Confirmation Date. Entry of the Confirmation Order will be deemed as a Bankruptcy Court order allowing the SAM Distribution and any and all objections thereto will be deemed withdrawn.

4.               Releases by the Debtors

Pursuant to Section 1123(b) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or the Plan Supplement, for good and valuable consideration, including the service of the MB Exculpated Parties and the Released Parties to facilitate the expeditious reorganization of the Debtors and the implementation of the restructuring contemplated by the Plan, on and after the Effective Date, the MB Exculpated Parties and the Released Parties will be deemed released and discharged by the Debtors, the Reorganized Debtors, and the Estates from any and all claims, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including, without limitation, any derivative claims asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity or otherwise, that the Debtors, the Reorganized Debtors, the Estates, or their Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other Person or Entity, based upon or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any security of the Debtor, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any MB Exculpated Party or Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan and Disclosure Statement, or related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event, or upon any other occurrence taking place on or before the Effective Date other than claims or liabilities arising out of or relating to any act or omission of a MB Exculpated Party or Released Party that constitutes a failure to perform the duty to act in good faith, with the care of an ordinarily prudent person and in a manner the MB Exculpated Party or Released Party reasonably believed to be in the best interests of the corporation (to the extent such duty is imposed by applicable non-bankruptcy law) where such failure to perform constitutes willful misconduct or gross negligence.

5.               Exculpation

Except as otherwise specifically provided in the Plan, no Exculpated Party will have or incur, and each Exculpated Party will be released and exculpated from, any Exculpated Claim, except for gross negligence or willful misconduct, but in all respects such Entities will be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Debtors (and each of their respective Affiliates, agents, directors, officers, employees, advisors, and attorneys) are deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the distributions of the securities pursuant to the Plan, and therefore are not, and on account of such distributions will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan. The exculpation does not impair the post-Effective Date Claims of the United States of America or any Governmental Unit thereof or the State of California with respect to its police and regulatory powers, or to any cause of action or claim under the Internal Revenue Code.

6.               Releases by Holders of Claims and Interests

Except as otherwise specifically provided in the Plan, on and after the Effective Date, Holders of Claims and Interests (a) voting to accept the Plan, or (b) abstaining from voting on the Plan and electing not to opt out of the release contained in this paragraph (which by definition, does not include Holders of Claims and Interests who are not entitled to vote in favor of or against the Plan and in fact do not so vote) will be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever, released and discharged the Released Parties from any and all Claims, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including any derivative Claims asserted on behalf of a Debtor, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Person or Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring, the Debtors’ Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor, any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan and Disclosure Statement, or related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date other than Claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes a failure to perform the duty to act in good faith, with the care of an ordinarily prudent person and in a manner the Released Party reasonably believed to be in the best interests of the corporation where such failure to perform constitutes willful misconduct or gross negligence. The vote or election of a trustee or other agent under this paragraph acting on behalf of or at the direction of a Holder of a Claim or Interest will bind such Holder to the same extent as if such Holder had itself voted or made such election. The following parties will be deemed to have opted out of the release on their abstaining ballots: (1) the Illinois Department of Revenue, (2) the State of California, and (3) the City of Chicago.

7.               Chicago Municipal Bond Release

Pursuant to the Chicago Municipal Bond Settlement Order and the Chicago Municipal Bond Settlement Agreement, on and after the Effective Date, the Chicago Municipal Bond Released Parties, including but not limited to the Trustees and the Designated Holders (as those terms are defined in the Chicago Municipal Bond Settlement Agreement) will be conclusively, absolutely, unconditionally, irrevocably, and forever, released and discharged from any and all Claims, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including any derivative Claims asserted on behalf of a Debtor, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, of any Person or Entity, including the Holders (as defined under the Chicago Municipal Bond Settlement Agreement) (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Chicago Municipal Bond Agreements, the Chicago Municipal Bond Settlement Agreement, that certain Amended and Restated Airport Use Agreement and Terminal Facilities Lease dated as of January 1, 1985 between the City of Chicago and United, and any other agreement relating to the Chicago Municipal Bonds other than Claims or liabilities arising out of or relating to any act or omission of a Chicago Municipal Bond Released Party that constitutes willful misconduct or gross negligence.

8.               Injunction

Except as otherwise expressly provided in the Plan or for obligations issued pursuant to the Plan, all Entities who have held, hold, or may hold Claims against or Interests in the Debtors or against the Released Parties and Exculpated Parties are permanently enjoined, from and after the Effective Date, from: (i) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claim against or Interest in the Reorganized Debtors, the Exculpated Parties, the Released Parties, any statutory committee or members thereof, and the employees, agents, and professionals of each of the foregoing (acting in such capacity); (ii) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree or order against those Entities listed in subparagraph (i) above on account of or in connection with or with respect to any such Claim against or Interest in the Reorganized Debtors, the Exculpated Parties, the Released Parties, any statutory committee or members thereof, and the employees, agents, and professionals of each of the foregoing (acting in such capacity); (iii) creating, perfecting, or enforcing any encumbrance of any kind against those Entities listed in subparagraph (i) above, or the property or estates of those Entities listed in subparagraph (i) above on account of or in connection with or with respect to any such Claim against or Interest in the Reorganized Debtors, the Released Parties, the Exculpated Parties, any statutory committee or members thereof, and the employees, agents, and professionals of each of the foregoing (acting in such capacity); (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from those Entities listed in subparagraph (i) above or against the property or Estates of those Entities listed in subparagraph (i) above on account of or in connection with or with respect to any such Claim against or Interest in the Reorganized Debtors, the Exculpated Parties, the Released Parties, any statutory committee or members thereof, and the employees, agents, and professionals of each of the foregoing (acting in such capacity) unless such Holder has filed a motion requesting the right to perform such setoff on or before the Confirmation Date, and notwithstanding an indication in a Proof of Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to Section 553 of the Bankruptcy Code or otherwise; and (v) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claim against or Interest in the Reorganized Debtors, the Released Parties, the Exculpated Parties any statutory committee or members thereof, and the employees, agents, and professionals of each of the foregoing (acting in such capacity) released or settled pursuant to the Plan. The injunction will not impair the rights of the Texas Comptroller of Public Accounts under 28 U.S.C. § 1341.

9.               Setoffs

Except as otherwise expressly provided for in the Plan, each Debtor and Reorganized Debtor, as applicable, pursuant to the Bankruptcy Code (including, without limitation, Section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the Holder of a Claim, may setoff against any Allowed Claim or Interest and the distributions to be made pursuant to the Plan on account of such Allowed Claim or Interest (before any distribution is made on account of such Allowed Claim or Interest), any Claims, rights, and Causes of Action of any nature that such Debtor or Reorganized Debtor, as applicable, may hold against the Holder of such Allowed Claim or Interest, to the extent such Claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise), except that neither the failure to effect such a setoff nor the allowance of any Claim or Interest pursuant to the Plan will constitute a waiver or release by such Debtor or Reorganized Debtor of any such Claims, rights, and Causes of Action that such Debtor or Reorganized Debtor may possess against such Holder. In no event will any Holder of Claims or Interests be entitled to setoff any Claim or Interest against any Claim, right, or Cause of Action of the Debtor or the Reorganized Debtor, unless such Holder has filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date, and notwithstanding any indication in any Proof of Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to Section 553 or otherwise. This provision will have no effect on the setoff rights of the indenture trustees in connection with municipal bond issuances, the Illinois Department of Revenue, and the Texas Comptroller of Public Accounts. And nothing in the Plan will impair the setoff rights of the United States of America or any Governmental Unit thereof. To the extent that the setoff limitations apply to the claims that are the subject of that action known as United Bizjet Holdings, Inc. v. Gulfstream Aerospace Corporation and Gulstream Aerospace Limited Partnership, Case No. 04-2698, pending in the United States District Court for the Northern District of Illinois, Eastern Division, Gulfstream Aerospace Corporation and Gulfstream Aerospace Limited Partnership will have complied with the requirements of the Plan of Reorganization.

10.         Release of Liens

Except as otherwise provided in the Plan, including with respect to any Reinstated Secured Aircraft Claims, or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates will be deemed fully released, discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests will revert to the applicable Debtor and its successors and assigns.

11.         Tax Escrow

Upon the Effective Date, LaSalle Bank National Association is authorized and directed to disburse all funds in the Tax Escrow Account to Reorganized United for use in Reorganized United’s general operations, and once such disbursement is made, the Tax Escrow Agreement will terminate, all without any notice to parties-in-interest and without any further notice to or action, order, or approval of the Bankruptcy Court.

12.         Ownership and Control

The Consummation of the Plan will not constitute a change of ownership or change in control, as such terms are used in any statute, regulation, contract or agreement, including, but not limited to, any employment, severance or termination, or insurance agreements, in effect on the Effective Date and to which either of the Debtors is a party or under any applicable law of any applicable Governmental Unit. Notwithstanding the foregoing, the Debtors and Reorganized Debtors reserve the right to selectively waive this provision of the Plan. The United States of America or any Governmental Unit thereof will not be bound or prejudiced by this provision of the Plan.

13.         Return of Deposits

All utilities that received a deposit during these Cases, including, without limitation, gas, electric, telephone, and sewer, will return such Deposits to the Debtors and/or the Reorganized Debtors, as the case may be, either by setoff against postpetition indebtedness or by cash refund, within 45 days following the Effective Date.

All deposits made during these Cases to American Express, including, without limitation, any deposits made to secure the Debtors’ obligations related to credit card arrangements, will be returned to the Debtors and/or Reorganized Debtors, as the case may be, by cash refund, within 7 days following the Effective Date.

G. Information as to Assets and Liabilities

Information as to the Debtors’ assets and liabilities as of the most recent practicable date is contained in the Monthly Operating Report for the period November 1, 2005 through November 30, 2005, filed with the Bankruptcy Court on December 21, 2005. The Monthly Operating Report is included as Exhibit 99 to UAL’s Current Report on Form 8-K, filed with the SEC on December 21, 2005, and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits

Exhibit No.	Description
2.1*	Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the United States Bankruptcy Code
2.2*	Order Confirming Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the United States Bankruptcy Code

* The Debtors filed with the Bankruptcy Court the following attachments to the Plan of Reorganization as a Plan Supplement, which, as permitted by Item 601(b)(2) of Regulation S-K, have been omitted from this Current Report on Form 8-K:

Exhibit 1 –	Solicitation Procedures
Exhibit 2 –	Retained Causes of Action
Exhibit 3 –	Assumed Executory Contracts and Unexpired Leases
Exhibit 4 –	Rejected Executory Contracts and Unexpired Leases
Exhibit 5 –	Assumed Interline & Alliance Related Agreements, Revenue Related Contracts, and Intercompany Contracts
Exhibit 6 –	Rejected Interline & Alliance Related Agreements, Revenue Related Contracts, and Intercompany Contracts
Exhibit 7 –	Assumed Employment Agreements and Indemnification Obligations for Current Employees
Exhibit 8 –	Rejected Employment Agreements and Indemnification Obligations for Current Employees
Exhibit 9 –	Assumed Employment Agreements and Indemnification Obligations for Former Employees
Exhibit 10 –	Rejected Employment Agreements and Indemnification Obligations for Former Employees
Exhibit 11 –	Assumed Foreign Agreements
Exhibit 12 –	Rejected Foreign Agreements
Exhibit 13 –	Conditionally Rejected Municipal Bond Leases
Exhibit 14 –	PBGC Settlement Agreement
Exhibit 15 –	Chicago Municipal Bond Settlement Agreement and Order
Exhibit 16 –	AFA Restructuring Agreement (May 1, 2003)
Exhibit 17 –	Amended AFA Restructuring Agreement (January 7, 2005)
Exhibit 18 –	ALPA Restructuring Agreement (May 1, 2003)
Exhibit 19 –	Amended ALPA Restructuring Agreement (January 1, 2005)
Exhibit 20 –	AMFA Restructuring Agreement (May 15, 2005)
Exhibit 21 –	IAM 141 Restructuring Agreements (May 1, 2003)
Exhibit 22 –	Amended IAM 141 Restructuring Agreement (July 1, 2005)
Exhibit 23 –	PAFCA Restructuring Agreement (May 1, 2003)
Exhibit 24 –	Amended PAFCA Restructuring Agreement (January 1, 2005)
Exhibit 25 –	TWU Restructuring Agreement (May 1, 2003)
Exhibit 26 –	Amended TWU Restructuring Agreement (January 1, 2005)
Exhibit 27 –	Liquidation Analyses

Exhibit 28 –	Financial Projections
Exhibit 29 –	Valuation Analysis
Exhibit 30 –	Organization Charts
Exhibit 31 –	Summary of Selected Terms of New Equity
Exhibit 32 –	Management Equity Incentive Plan
Exhibit 33 –	Director Equity Incentive Plan
Exhibit 34 –	Amended and Restated Bylaws of UAL Corporation
Exhibit 35 –	Restated Certificate of UAL Corporation
Exhibit 36 –	Aircraft Financing Summary
Exhibit 37 –	Exit Financing Commitment Letter
Exhibit 38 –	Retiree Coalition Agreement
Exhibit 39 –	AMFA Retiree Agreement
Exhibit 40 –	O’Hare Indenture
Exhibit 41 –	Labor Indenture
Exhibit 42 –	PBGC Indenture
Exhibit 43 –	Notice of Withdrawal of Confirmation Objection of Official Committee of Unsecured Creditors as Part of Settlement and Plan Issues Term Sheet

UAL Corporation will furnish supplementally a copy of any attachment to the Plan of Reorganization to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2006

UAL CORPORATION

By:	/s/ Frederic F. Brace
Name: Frederic F. Brace
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the United States Bankruptcy Code
2.2*	Order Confirming Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the United States Bankruptcy Code

* Filed herewith electronically.